Exhibit 99.1
Delek US Holdings Reports First Quarter 2025 Results

•Net loss of $172.7 million or $(2.78) per share, adjusted net loss of $144.4 million or $(2.32) per share, adjusted EBITDA of $26.5 million
•During 1Q'25 DK continued to advance its key objectives of SOTP, Midstream deconsolidation & EOP
◦Enterprise Optimization Plan ("EOP") will deliver at least $120 million in run-rate cash flow improvement in 2H'25
◦DKL closed the acquisition of Gravity Water Midstream on January 2, 2025 resulting in the reduction of DK's ownership in DKL to 63.4%
◦New intercompany announcements further increase the economic separation between DK and DKL
▪The intercompany agreements increase consolidated financial availability by ~$250 million
▪On a pro-forma basis DKL will have ~80% of its EBITDA coming from third-parties
◦DKL has started commissioning of the new Libby 2 plant, providing a much needed processing capacity expansion for DKL's producer customers in Lea County, New Mexico
◦DKL on track to deliver full year Adjusted EBITDA guidance of $480 to $520 million
◦DK purchased ~$32 million in DK common stock during the quarter
•Paid $15.9 million of dividends and announced regular quarterly dividend of $0.255 per share

BRENTWOOD, Tenn.-- May 7, 2025 -- Delek US Holdings, Inc. (NYSE: DK) (“Delek US”, "Company") today announced financial results for its first quarter ended March 31, 2025.
“We showed incremental progress in achieving our Sum of the Parts goals and improving the overall profitability of the company, despite continued challenging market conditions,” said Avigal Soreq, President and Chief Executive Officer of Delek US. “We are excited about the progress we are making with our EOP and expect to deliver cash flow improvements of at least ~$120 million by 2H'2025. The new intercompany agreements further increase the economic separation with DKL and unlocks in excess of $250 million of liquidity. They are also an incremental step in our top strategic goal to complete midstream deconsolidation. On a pro-forma basis, ~80% of DKL's cash flows will be coming from third-party sources after these agreements."
"Looking ahead, we will continue to execute on our priorities of running safe and reliable operations, making further progress on midstream deconsolidation, improving cash flow generation by at least $120 million, and delivering shareholder value while maintaining our financial strength and flexibility," Soreq concluded.

Delek US Results

	Three Months Ended March 31,
($ in millions, except per share data)	2025	2024
Net loss attributable to Delek US	$(172.7)	$(32.6)
Total diluted loss per share	$(2.78)	$(0.51)
Adjusted net loss	$(144.4)	$(26.2)
Adjusted net loss per share	$(2.32)	$(0.41)
Adjusted EBITDA	$26.5	$158.7

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Refining Segment
The refining segment Adjusted EBITDA was $(27.4) million in the first quarter 2025 compared with $110.1 million in the same quarter last year, which reflects other inventory impacts of $26.2 million and $(1.4) million for first quarter 2025 and 2024, respectively. The decrease over 2024 is primarily due to lower refining crack spreads. During the first quarter 2025, Delek US's benchmark crack spreads were down an average of 29.8% from prior-year levels.
Logistics Segment
The logistics segment Adjusted EBITDA in the first quarter 2025 was $116.5 million compared with $99.7 million in the prior-year quarter. The increase over last year's first quarter was driven by the impact of the W2W dropdown and incremental contribution due to the H2O Midstream Acquisition on September 11, 2024 and the Gravity Acquisition on January 2, 2025, partially offset by lower wholesale margins.
Corporate and Other Activity
Adjusted EBITDA from Corporate, Other and Eliminations was a loss of $(62.2) million in the first quarter 2025 compared with a loss of $(58.2) million in the prior-year period. The increased losses were driven primarily by the impact of the W2W dropdown.
Shareholder Distributions
On April 29, 2025, the Board of Directors approved the regular quarterly dividend of $0.255 per share that will be paid on May 19, 2025 to shareholders of record on May 12, 2025.
Liquidity
As of March 31, 2025, Delek US had a cash balance of $623.8 million and total consolidated long-term debt of $3,035.3 million, resulting in net debt of $2,411.5 million. As of March 31, 2025, Delek Logistics Partners, LP (NYSE: DKL) ("Delek Logistics") had $2.1 million of cash and $2,145.7 million of total long-term debt, which are included in the consolidated amounts on Delek US' balance sheet. Excluding Delek Logistics, Delek US had $621.7 million in cash and $889.6 million of long-term debt, or a $267.9 million net debt position.
First Quarter 2025 Results | Conference Call Information
Delek US will hold a conference call to discuss its first quarter 2025 results on Wednesday, May 7, 2025 at 10:00 a.m. Central Time. Investors will have the opportunity to listen to the conference call live by going to www.DelekUS.com and clicking on the Investor Relations tab. Participants are encouraged to register at least 15 minutes early to download and install any necessary software. Presentation materials accompanying the call will be available on the investor relations tab of the Delek US website approximately ten minutes prior to the start of the call. For those who cannot listen to the live broadcast, the online replay will be available on the website for 90 days.
Investors may also wish to listen to Delek Logistics’ (NYSE: DKL) first quarter 2025 earnings conference call that will be held on Wednesday, May 7, 2025 at 11:30 a.m. Central Time and review Delek Logistics’ earnings press release. Market trends and information disclosed by Delek Logistics may be relevant to the logistics segment reported by Delek US. Both a replay of the conference call and press release for Delek Logistics will be available online at www.deleklogistics.com.

About Delek US Holdings, Inc.
Delek US Holdings, Inc. is a diversified downstream energy company with assets in petroleum refining, logistics, pipelines, and renewable fuels. The refining assets consist primarily of refineries operated in Tyler and Big Spring, Texas, El Dorado, Arkansas and Krotz Springs, Louisiana with a combined nameplate crude throughput capacity of 302,000 barrels per day.

The logistics operations include Delek Logistics Partners, LP (NYSE: DKL). Delek Logistics Partners, LP is a growth-oriented master limited partnership focused on owning and operating midstream energy infrastructure assets. Delek US Holdings, Inc. and its subsidiaries owned approximately 63.4% (including the general partner interest) of Delek Logistics Partners, LP at March 31, 2025.

Safe Harbor Provisions Regarding Forward-Looking Statements
This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These statements contain words such as “possible,” “believe,” “should,” “could,” “would,” “predict,” “plan,” “estimate,” “intend,” “may,” “anticipate,” “will,” “if", “potential,” “expect” or similar expressions, as well as statements in the future tense. These forward-looking statements include, but are not limited to, statements regarding anticipated performance and financial position; cost reductions; throughput at the Company’s refineries; crude oil prices, discounts and quality and our ability to benefit therefrom; growth; scheduled turnaround activity; projected capital expenditures and investments into

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our business; liquidity and EBITDA impacts from strategic and intercompany transactions; the performance of our midstream growth initiatives, and the flexibility, benefits and expected returns therefrom; and projected benefits of Delek Logistics' acquisition of the Delaware Gathering, Permian Gathering, H2O Midstream and Gravity Water Midstream businesses.
Investors are cautioned that the following important factors, among others, may affect these forward-looking statements: political or regulatory developments, including tariffs, taxes and changes in governmental policies relating to crude oil, natural gas, refined products or renewables; uncertainty related to timing and amount of future share repurchases and dividend payments; risks and uncertainties with respect to the quantities and costs of crude oil we are able to obtain and the price of the refined petroleum products we ultimately sell, uncertainties regarding actions by OPEC and non-OPEC oil producing countries impacting crude oil production and pricing; risks and uncertainties related to the integration by Delek Logistics of the Delaware Gathering, Permian Gathering, H2O Midstream or Gravity businesses following their acquisition; Delek US' ability to realize cost reductions; risks related to exposure to Permian Basin crude oil, such as supply, pricing, gathering, production and transportation capacity; gains and losses from derivative instruments; risks associated with acquisitions and dispositions; risks and uncertainties with respect to the possible benefits of the retail and H2O Midstream and Gravity transactions; acquired assets may suffer a diminishment in fair value as a result of which we may need to record a write-down or impairment in carrying value of the asset; the possibility of litigation challenging renewable fuel standard waivers; changes in the scope, costs, and/or timing of capital and maintenance projects; the ability to grow the Midland Gathering System; the ability of the Red River joint venture to complete the expansion project to increase the Red River pipeline capacity; operating hazards inherent in transporting, storing and processing crude oil and intermediate and finished petroleum products; our competitive position and the effects of competition; the projected growth of the industries in which we operate; general economic and business conditions affecting the geographic areas in which we operate; and other risks described in Delek US’ filings with the United States Securities and Exchange Commission (the “SEC”), including risks disclosed in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings and reports with the SEC.
Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at, or by, which such performance or results will be achieved.  Forward-looking information is based on information available at the time and/or management's good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements.  Delek US undertakes no obligation to update or revise any such forward-looking statements to reflect events or circumstances that occur, or which Delek US becomes aware of, after the date hereof, except as required by applicable law or regulation.

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Non-GAAP Disclosures:
Our management uses certain “non-GAAP” operational measures to evaluate our operating segment performance and non-GAAP financial measures to evaluate past performance and prospects for the future to supplement our financial information presented in accordance with United States ("U.S.") Generally Accepted Accounting Principles ("GAAP"). These financial and operational non-GAAP measures are important factors in assessing our operating results and profitability and include:
•Adjusting items - certain identified infrequently occurring items, non-cash items, and items that are not attributable to or indicative of our on-going operations or that may obscure our underlying results and trends;
•Adjusted net income (loss) - calculated as net income (loss) attributable to Delek US adjusted for relevant Adjusting items recorded during the period;
•Adjusted net income (loss) per share - calculated as Adjusted net income (loss) divided by weighted average shares outstanding, assuming dilution, as adjusted for any anti-dilutive instruments that may not be permitted for consideration in GAAP earnings per share calculations but that nonetheless favorably impact dilution;
•Earnings before interest, taxes, depreciation and amortization ("EBITDA") - calculated as net income (loss) attributable to Delek US adjusted to add back interest expense, income tax expense, depreciation and amortization;
•Adjusted EBITDA - calculated as EBITDA adjusted for the relevant identified Adjusting items in Adjusted net income (loss) that do not relate to interest expense, income tax expense, depreciation or amortization, and adjusted to include income (loss) attributable to non-controlling interests;
•Refining margin - calculated as gross margin (which we define as sales minus cost of sales) adjusted for operating expenses and depreciation and amortization included in cost of sales;
•Adjusted refining margin - calculated as refining margin adjusted for other inventory impacts, net inventory LCM valuation loss (benefit), unrealized hedging (gain) loss and intercompany lease impacts;
•Refining production margin - calculated based on the regional market sales price of refined products produced, less allocated transportation, Renewable Fuel Standard volume obligation and associated feedstock costs. This measure reflects the economics of each refinery exclusive of the financial impact of inventory price risk mitigation programs and marketing uplift strategies;
•Refining production margin per throughput barrel - calculated as refining production margin divided by our average refining throughput in barrels per day (excluding purchased barrels) multiplied by 1,000 and multiplied by the number of days in the period; and
•Net debt - calculated as long-term debt including both current and non-current portions (the most comparable GAAP measure) less cash and cash equivalents as of a specific balance sheet date.
We believe these non-GAAP operational and financial measures are useful to investors, lenders, ratings agencies and analysts to assess our ongoing performance because, when reconciled to their most comparable GAAP financial measure, they provide improved relevant comparability between periods, to peers or to market metrics through the inclusion of retroactive regulatory or other adjustments as if they had occurred in the prior periods they relate to, or through the exclusion of certain items that we believe are not indicative of our core operating performance and that may obscure our underlying results and trends. “Net debt,” also a non-GAAP financial measure, is an important measure to monitor leverage and evaluate the balance sheet.
Non-GAAP measures have important limitations as analytical tools, because they exclude some, but not all, items that affect net earnings and operating income. These measures should not be considered substitutes for their most directly comparable U.S. GAAP financial measures. Additionally, because Adjusted net income or loss, Adjusted net income or loss per share, EBITDA and Adjusted EBITDA, Adjusted Refining Margin and Refining Production Margin or any of our other identified non-GAAP measures may be defined differently by other companies in its industry, Delek US' definition may not be comparable to similarly titled measures of other companies. See the accompanying tables in this earnings release for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures.

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Delek US Holdings, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
($ in millions, except share and per share data)
	March 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$623.8	$735.6
Accounts receivable, net	648.8	617.6
Inventories, net of inventory valuation reserves	852.5	893.2
Other current assets	89.8	85.5
Total current assets	2,214.9	2,331.9
Property, plant and equipment:
Property, plant and equipment	5,283.6	4,948.4
Less: accumulated depreciation	(2,096.5)	(2,008.4)
Property, plant and equipment, net	3,187.1	2,940.0
Operating lease right-of-use assets	89.3	92.2
Goodwill	475.3	475.3
Other intangibles, net	402.6	321.6
Equity method investments	396.8	392.9
Other non-current assets	116.1	111.9
Total assets	$6,882.1	$6,665.8

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,833.9	$1,813.8
Current portion of long-term debt	9.5	9.5
Current portion of operating lease liabilities	40.2	43.2
Accrued expenses and other current liabilities	708.3	649.5
Total current liabilities	2,591.9	2,516.0
Non-current liabilities:
Long-term debt, net of current portion	3,025.8	2,755.7
Obligation under Inventory Intermediation Agreement	433.6	408.7
Environmental liabilities, net of current portion	32.3	33.3
Asset retirement obligations	32.5	24.7
Deferred tax liabilities	191.0	214.8
Operating lease liabilities, net of current portion	54.2	54.8
Other non-current liabilities	91.4	82.6
Total non-current liabilities	3,860.8	3,574.6
Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 110,000,000 shares authorized, 78,208,023 shares and 80,127,994 shares issued at March 31, 2025 and December 31, 2024, respectively	0.8	0.8
Additional paid-in capital	1,248.2	1,215.9
Accumulated other comprehensive loss	(4.1)	(4.1)
Treasury stock, 17,575,527 shares, at cost, at March 31, 2025 and December 31, 2024, respectively	(694.1)	(694.1)
Retained earnings	(395.4)	(205.7)
Non-controlling interests in subsidiaries	274.0	262.4
Total stockholders’ equity	429.4	575.2
Total liabilities and stockholders’ equity	$6,882.1	$6,665.8

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Delek US Holdings, Inc.
Condensed Consolidated Statements of Income (Loss) (Unaudited)
($ in millions, except share and per share data)	Three Months Ended March 31,
	2025	2024
Net revenues	$2,641.9	$3,128.0
Cost of sales:
Cost of materials and other	2,399.5	2,732.9
Operating expenses (excluding depreciation and amortization presented below)	211.1	213.8
Depreciation and amortization	95.0	86.4
Total cost of sales	2,705.6	3,033.1
Operating expenses related to wholesale business (excluding depreciation and amortization presented below)	1.3	1.1
General and administrative expenses	61.5	61.0
Depreciation and amortization	6.3	5.3
Other operating income, net	(7.0)	(1.7)
Total operating costs and expenses	2,767.7	3,098.8
Operating (loss) income	(125.8)	29.2
Interest expense, net	84.1	87.7
Income from equity method investments	(13.3)	(21.9)
Other income, net	(1.6)	(0.6)
Total non-operating expense, net	69.2	65.2
Loss from continuing operations before income tax benefit	(195.0)	(36.0)
Income tax benefit	(36.8)	(7.6)
Loss from continuing operations, net of tax	(158.2)	(28.4)
Discontinued operations:
(Loss) income from discontinued operations	(0.4)	3.6
Income tax (benefit) expense	(0.1)	0.4
(Loss) income from discontinued operations, net of tax	(0.3)	3.2
Net loss	(158.5)	(25.2)
Net income attributed to non-controlling interests	14.2	7.4
Net loss attributable to Delek	$(172.7)	$(32.6)
Basic loss per share:
Loss from continuing operations	$(2.78)	$(0.56)
Income from discontinued operations	$—	$0.05
Total basic loss per share	$(2.78)	$(0.51)

Diluted loss per share:
Loss from continuing operations	$(2.78)	$(0.56)
Income from discontinued operations	$—	$0.05
Total diluted loss per share	$(2.78)	$(0.51)
Weighted average common shares outstanding:
Basic	62,115,776	64,021,988
Diluted	62,115,776	64,021,988

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Delek US Holdings, Inc.
Condensed Cash Flow Data (Unaudited)
($ in millions)	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Cash (used in) provided by operating activities - continuing operations	$(62.1)	$160.9
Cash (used in) provided by operating activities - discontinued operations	(0.3)	5.8
Net cash (used in) provided by operating activities	(62.4)	166.7
Cash flows from investing activities:
Cash used in investing activities - continuing operations	(314.6)	(32.6)
Cash used in investing activities - discontinued operations	—	(9.0)
Net cash used in investing activities	(314.6)	(41.6)
Cash flows from financing activities:
Cash provided by (used in) financing activities - continuing operations	265.2	(193.9)
Cash provided by (used in) financing activities - discontinued operations	—	—
Net cash provided by (used in) financing activities	265.2	(193.9)
Net decrease in cash and cash equivalents	(111.8)	(68.8)
Cash and cash equivalents at the beginning of the period	735.6	822.2
Cash and cash equivalents at the end of the period	623.8	753.4
Less cash and cash equivalents of discontinued operations at the end of the period	—	0.4
Cash and cash equivalents of continuing operations at the end of the period	$623.8	$753.0

Working Capital Impacts Included in Cash Flows from Operating Activities from Continuing Operations
($ in millions)	Three Months Ended March 31,
	2025	2024
Favorable cash flow working capital changes (1)	$25.6	$114.7

(1) Includes obligations under the inventory intermediation agreement.

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Significant Transactions During the Quarter Impacting Results:
Transaction Costs
We incurred $3.5 million ($2.7 million after-tax) of additional transaction related costs in connection with the previously announced acquisition of interests in H2O Midstream Intermediate, LLC, H2O Midstream Permian LLC, and H2O Midstream LLC (the "H2O Midstream Acquisition"), intercompany agreement amendments and acquisition of interests in Gravity Water Intermediate Holdings LLC ("Gravity Acquisition") during the three months ended March 31, 2025.
Restructuring Costs
In 2022, we announced that we are progressing a business transformation focused on enterprise-wide opportunities to improve the efficiency of our cost structure. For the first quarter 2025, we recorded restructuring costs totaling $8.4 million ($6.5 million after-tax) associated with our business transformation. Restructuring costs of $7.5 million are recorded in general and administrative expenses and $0.9 million are included in operating expenses in our condensed consolidated statements of income.
General and Administrative Expenses
Excluding transaction costs and restructuring costs, general and administrative expenses were $50.5 million for the three months ended March 31, 2025.
Other Inventory Impact
"Other inventory impact" is primarily calculated by multiplying the number of barrels sold during the period by the difference between current period weighted average purchase cost per barrel directly related to our refineries and per barrel cost of materials and other for the period recognized on a first-in, first-out basis directly related to our refineries. It assumes no beginning or ending inventory, so that the current period average purchase cost per barrel is a reasonable estimate of our market purchase cost for the current period, without giving effect to any build or draw on beginning inventory. These amounts are based on management estimates using a methodology including these assumptions. However, this analysis provides management with a means to compare hypothetical refining margins to current period average crack spreads, as well as provides a means to better compare our results to peers.
Intercompany Leases
As a result of amendments to intercompany lease agreements in August 2024, we had to reassess lease classification for the agreements that contain leases under Accounting Standards Codification 842. As a result of these lease assessments, certain of these agreements met the criteria to be accounted for as sales-type leases for Delek Logistics and finance leases for the Refining segment. Therefore, portions of the minimum volume commitments under these agreements subject to sales-type lease accounting are recorded as interest income with the remaining amounts recorded as a reduction in net investment in leases. Prior to the amendments, these agreements were accounted for as operating leases and these minimum volume commitments were recorded as revenues in the Logistics segment. Similarly, these minimum volume commitments were previously recorded as costs of sales for the Refining segment, as the underlying lease was reclassified from an operating lease to a finance lease, and these payments are now recorded as interest expense and reductions in the lease liability. These accounting changes have no impact to the Delek US consolidated results as these amounts eliminate in consolidation.

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Reconciliation of Net Income (Loss) Attributable to Delek US to Adjusted Net Income (Loss)

	Three Months Ended March 31,
$ in millions (unaudited)	2025	2024

Reported net loss attributable to Delek US	$(172.7)	$(32.6)
Adjusting items (1)
Inventory LCM valuation (benefit) loss	0.2	(8.8)
Tax effect	—	2.0
Inventory LCM valuation (benefit) loss, net	0.2	(6.8)
Other inventory impact	26.2	(1.4)
Tax effect	(5.9)	0.3
Other inventory impact, net (2)	20.3	(1.1)
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	(1.6)	9.0
Tax effect	0.4	(2.0)
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements, net	(1.2)	7.0
Transaction related expenses	3.5	—
Tax effect	(0.8)	—
Transaction related expenses, net (2)	2.7	—
Unrealized RINs hedging (gain) loss where the hedged item is not yet recognized in the financial statements and revaluation of the net RINs obligation	(0.2)	6.2
Tax effect	—	(1.4)
Unrealized RINs hedging (gain) loss where the hedged item is not yet recognized in the financial statements and revaluation of the net RINs obligation, net (3)	(0.2)	4.8
Restructuring costs	8.4	3.2
Tax effect	(1.9)	(0.7)
Restructuring costs, net (2)	6.5	2.5
Total Adjusting items (1)	28.3	6.4
Adjusted net loss	$(144.4)	$(26.2)
(1) All adjustments have been tax effected using the estimated marginal income tax rate, as applicable.
(2) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section.
(3) Starting with the quarter ended March 31, 2025, we updated our non-GAAP financial measures to include the impact of fair value adjustments to the net RINs obligation under the EPA’s Renewable Fuel Standard to reflect the period end market price of the underlying RINs. The impact to historical non-GAAP financial measures is immaterial.

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Reconciliation of U.S. GAAP Income (Loss) per share to Adjusted Net Income (Loss) per share

	Three Months Ended March 31,
$ per share (unaudited)	2025	2024

Reported diluted loss per share	$(2.78)	$(0.51)
Adjusting items, after tax (per share) (1) (2)
Net inventory LCM valuation (benefit) loss	—	(0.11)
Other inventory impact (3)	0.33	(0.02)
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	(0.02)	0.11
Unrealized RINs hedging (gain) loss where the hedged item is not yet recognized in the financial statements and revaluation of the net RINs obligation (4)	—	0.08
Transaction related expenses (3)	0.04	—
Restructuring costs (3)	0.11	0.04
Total Adjusting items (1)	0.46	0.10
Adjusted net loss per share	$(2.32)	$(0.41)
(1) The adjustments have been tax effected using the estimated marginal tax rate, as applicable.
(2) For periods of Adjusted net loss, Adjustments (Adjusting items) and Adjusted net loss per share are presented using basic weighted average shares outstanding.
(3) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section.
(4) Starting with the quarter ended March 31, 2025, we updated our non-GAAP financial measures to include the impact of fair value adjustments to the net RINs obligation under the EPA’s Renewable Fuel Standard to reflect the period end market price of the underlying RINs. The impact to historical non-GAAP financial measures is immaterial.

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Reconciliation of Net Income (Loss) attributable to Delek US to Adjusted EBITDA
	Three Months Ended March 31,
$ in millions (unaudited)	2025	2024
Reported net loss attributable to Delek US	$(172.7)	$(32.6)
Add:
Interest expense, net	84.1	87.7
Income tax benefit	(36.9)	(7.2)
Depreciation and amortization	101.3	95.2
EBITDA attributable to Delek US	(24.2)	143.1
Adjusting items
Net inventory LCM valuation (benefit) loss	0.2	(8.8)
Other inventory impact (1)	26.2	(1.4)
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	(1.6)	9.0
Unrealized RINs hedging (gain) loss where the hedged item is not yet recognized in the financial statements and revaluation of the net RINs obligation (2)	(0.2)	6.2
Transaction related expenses (1)	3.5	—
Restructuring costs (1)	8.4	3.2
Net income attributable to non-controlling interest	14.2	7.4
Total Adjusting items	50.7	15.6
Adjusted EBITDA	$26.5	$158.7
(1) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section.
(2) Starting with the quarter ended March 31, 2025, we updated our non-GAAP financial measures to include the impact of fair value adjustments to the net RINs obligation under the EPA’s Renewable Fuel Standard to reflect the period end market price of the underlying RINs. The impact to historical non-GAAP financial measures is immaterial.

Reconciliation of Income (Loss) from Continuing Operations, Net of Tax to Adjusted EBITDA from Continuing Operations
	Three Months Ended March 31,
$ in millions (unaudited)	2025	2024
Reported loss from continuing operations, net of tax	$(158.2)	$(28.4)
Add:
Interest expense, net	84.1	87.7
Income tax benefit	(36.8)	(7.6)
Depreciation and amortization	101.3	91.7
EBITDA attributable to Delek US	(9.6)	143.4
Adjusting items
Net inventory LCM valuation (benefit) loss	0.2	(8.8)
Other inventory impact (1)	26.2	(1.4)
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	(1.6)	9.0
Unrealized RINs hedging (gain) loss where the hedged item is not yet recognized in the financial statements and revaluation of the net RINs obligation (2)	(0.2)	6.2
Transaction related expenses (1)	3.5	—
Restructuring costs (1)	8.4	3.2
Total Adjusting items	36.5	8.2
Adjusted EBITDA from continuing operations	$26.9	$151.6
(1) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section.
(2) Starting with the quarter ended March 31, 2025, we updated our non-GAAP financial measures to include the impact of fair value adjustments to the net RINs obligation under the EPA’s Renewable Fuel Standard to reflect the period end market price of the underlying RINs. The impact to historical non-GAAP financial measures is immaterial.

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Reconciliation of Income (Loss) from Discontinued Operations, Net of Tax to Adjusted EBITDA from Discontinued Operations
	Three Months Ended March 31,
$ in millions (unaudited)	2025	2024
Reported (loss) income from discontinued operations, net of tax	$(0.3)	$3.2
Add:
Income tax (benefit) expense	(0.1)	0.4
Depreciation and amortization	—	3.5
EBITDA attributable to discontinued operations	(0.4)	7.1
Adjusting items
Total Adjusting items	—	—
Adjusted EBITDA from discontinued operations	$(0.4)	$7.1

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Reconciliation of Segment EBITDA Attributable to Delek US to Adjusted Segment EBITDA
	Three Months Ended March 31, 2025
$ in millions (unaudited)	Refining	Logistics	Corporate, Other and Eliminations	Consolidated
Segment EBITDA Attributable to Delek US	$(16.2)	$85.5	$(78.9)	$(9.6)
Adjusting items
Net inventory LCM valuation (benefit) loss	0.2	—	—	0.2
Other inventory impact (1)	26.2	—	—	26.2
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	(1.6)	—	—	(1.6)
Unrealized RINs hedging (gain) loss where the hedged item is not yet recognized in the financial statements and revaluation of the net RINs obligation (2)	(5.5)	—	5.3	(0.2)
Restructuring costs (1)	0.3	—	8.1	8.4
Transaction related expenses (1)	—	3.3	0.2	3.5
Intercompany lease impacts (1)	(30.8)	27.7	3.1	—
Total Adjusting items	(11.2)	31.0	16.7	36.5
Adjusted Segment EBITDA	$(27.4)	$116.5	$(62.2)	$26.9

	Three Months Ended March 31, 2024
$ in millions (unaudited)	Refining (3)	Logistics	Corporate, Other and Eliminations (3)	Consolidated
Segment EBITDA Attributable to Delek US	$105.1	$99.7	$(61.4)	$143.4
Adjusting items
Net inventory LCM valuation (benefit) loss	(8.8)	—	—	(8.8)
Other inventory impact (1)	(1.4)	—	—	(1.4)
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	9.0	—	—	9.0
Unrealized RINs hedging gain (loss) where the hedged item is not yet recognized in the financial statements	6.2	—	—	6.2
Restructuring costs	—	—	3.2	3.2
Total Adjusting items	5.0	—	3.2	8.2
Adjusted Segment EBITDA	$110.1	$99.7	$(58.2)	$151.6
(1) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section.
(2) Starting with the quarter ended March 31, 2025, we updated our non-GAAP financial measures to include the impact of fair value adjustments to the net RINs obligation under the EPA’s Renewable Fuel Standard to reflect the period end market price of the underlying RINs. The impact to historical non-GAAP financial measures is immaterial.
(3) During the second quarter 2024, we realigned our reportable segments for financial reporting purposes to reflect changes in the manner in which our chief operating decision maker, or CODM, assesses financial information for decision-making purposes. The change represents reporting the operating results of our 50% interest in a joint venture that owns asphalt terminals located in the southwestern region of the U.S. within the refining segment. Prior to this change, these operating results were reported as part of corporate, other and eliminations. While this reporting change did not change our consolidated results, segment data for previous years has been restated and is consistent with the current year presentation.

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Refining Segment Selected Financial Information	Three Months Ended March 31,
	2025	2024
Total Refining Segment	(Unaudited)
Days in period	90	91
Total sales volume - refined product (average barrels per day ("bpd")) (1)	294,892	306,567
Total production (average bpd)	285,570	292,725

Crude oil	272,183	274,554
Other feedstocks	17,020	22,098
Total throughput (average bpd)	289,203	296,652

Total refining production margin per bbl total throughput	$5.75	$12.55
Total refining operating expenses per bbl total throughput	$6.00	$5.90

Total refining production margin ($ in millions)	$149.6	$338.8
Supply, marketing and other ($ millions) (2)	(23.7)	(65.4)
Total adjusted refining margin ($ in millions)	$125.9	$273.4

Total crude slate details
Total crude slate: (% based on amount received in period)
WTI crude oil	66.2%	71.4%
Gulf Coast Sweet crude	8.7%	6.2%
Local Arkansas crude oil	3.8%	3.4%
Other	21.3%	19.0%

Crude utilization (% based on nameplate capacity) (4)	90.1%	90.9%

Tyler, TX Refinery
Days in period	90	91
Products manufactured (average bpd):
Gasoline	34,214	37,368
Diesel/Jet	30,415	30,105
Petrochemicals, LPG, NGLs	1,861	1,983
Other	1,405	1,217
Total production	67,895	70,673
Throughput (average bpd):
Crude oil	68,460	67,792
Other feedstocks	770	4,473
Total throughput	69,230	72,265

Tyler refining production margin ($ in millions)	$48.7	$103.4
Per barrel of throughput:
Tyler refining production margin	$7.82	$15.72
Operating expenses	$5.69	$5.28
Crude Slate: (% based on amount received in period)
WTI crude oil	73.7%	82.6%
East Texas crude oil	25.2%	17.4%
Other	1.1%	—%

Capture rate (3)	46.1%	68.1%
El Dorado, AR Refinery
Days in period	90	91
Products manufactured (average bpd):
Gasoline	37,350	41,542
Diesel/Jet	27,941	30,035
Petrochemicals, LPG, NGLs	941	1,583
Asphalt	6,843	8,305
Other	1,569	795
Total production	74,644	82,260
Throughput (average bpd):
Crude oil	71,921	80,183
Other feedstocks	3,840	3,404
Total throughput	75,761	83,587

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Refining Segment Selected Financial Information (continued)	Three Months Ended March 31,
	2025	2024
El Dorado refining production margin ($ in millions)	$26.1	$70.7
Per barrel of throughput:
El Dorado refining production margin	$3.83	$9.29
Operating expenses	$5.16	$4.72
Crude Slate: (% based on amount received in period)
WTI crude oil	68.5%	66.4%
Local Arkansas crude oil	14.4%	11.6%
Other	17.1%	22.0%

Capture rate (3)	22.6%	40.3%
Big Spring, TX Refinery
Days in period	90	91
Products manufactured (average bpd):
Gasoline	29,399	29,975
Diesel/Jet	19,023	22,446
Petrochemicals, LPG, NGLs	3,142	5,436
Asphalt	2,543	2,088
Other	3,878	3,662
Total production	57,985	63,607
Throughput (average bpd):
Crude oil	53,321	59,448
Other feedstocks	6,094	5,405
Total throughput	59,415	64,853

Big Spring refining production margin ($ in millions)	$26.0	$75.9
Per barrel of throughput:
Big Spring refining production margin	$4.86	$12.87
Operating expenses	$8.36	$8.08
Crude Slate: (% based on amount received in period)
WTI crude oil	62.7%	72.7%
WTS crude oil	37.3%	27.3%

Capture rate (3)	30.2%	58.5%
Krotz Springs, LA Refinery
Days in period	90	91
Products manufactured (average bpd):
Gasoline	43,163	38,777
Diesel/Jet	32,321	28,244
Heavy oils	3,231	2,731
Petrochemicals, LPG, NGLs	6,331	5,731
Other	—	702
Total production	85,046	76,185
Throughput (average bpd):
Crude oil	78,481	67,131
Other feedstocks	6,316	8,816
Total throughput	84,797	75,947

Krotz Springs refining production margin ($ in millions)	$48.8	$88.8
Per barrel of throughput:
Krotz Springs refining production margin	$6.40	$12.85
Operating expenses	$5.36	$5.94
Crude Slate: (% based on amount received in period)
WTI Crude	59.9%	64.5%
Gulf Coast Sweet Crude	30.3%	25.1%
Other	9.8%	10.4%

Capture rate (3)	52.5%	66.2%
(1)     Includes sales to other segments which are eliminated in consolidation.

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(2)    Supply, marketing and other activities include refined product wholesale and related marketing activities, asphalt and intermediates marketing activities, optimization of inventory, the execution of risk management programs to capture the physical and financial opportunities that extend from our refining operations and our 50% interest in a joint venture that owns asphalt terminals. Formally known as Trading & Supply.
(3)    Defined as refining production margin divided by the respective crack spread. See page 17 for crack spread information.
(4) Crude throughput as % of total nameplate capacity of 302,000 bpd.

Logistics Segment Selected Information	Three Months Ended March 31,
	2025	2024
	(Unaudited)
Gathering & Processing: (average bpd)
Lion Pipeline System:
Crude pipelines (non-gathered)	61,888	73,011
Refined products pipelines	56,010	63,234
SALA Gathering System	10,321	12,987
East Texas Crude Logistics System	26,918	19,702
Midland Gathering Assets	246,090	213,458
Plains Connection System	179,240	256,844
Delaware Gathering Assets:
Natural gas gathering and processing (Mcfd) (1)	59,809	76,322
Crude oil gathering (average bpd)	122,226	123,509
Water disposal and recycling (average bpd)	128,499	129,264
Midland Water Gathering System: (2)
Water disposal and recycling (average bpd) (2)(3)	632,972	—

Wholesale Marketing & Terminalling:
East Texas - Tyler Refinery sales volumes (average bpd) (4)	67,876	66,475
Big Spring wholesale marketing throughputs (average bpd)(5)	—	76,615
West Texas wholesale marketing throughputs (average bpd)	10,826	9,976
West Texas wholesale marketing margin per barrel	$1.64	$2.15
Terminalling throughputs (average bpd) (6)	135,404	136,614
(1) Mcfd - average thousand cubic feet per day.
(2) Consists of volumes of H2O Midstream and Gravity.
(3) Gravity 2025 are from January 2, 2025 through March 31, 2025.
(4) Excludes jet fuel and petroleum coke.
(5) Marketing agreement terminated on August 5, 2024 upon assignment to Delek Holdings.
(6) Consists of terminalling throughputs at our Tyler, Big Spring, Big Sandy and Mount Pleasant, Texas terminals, El Dorado and North Little Rock, Arkansas terminals and Memphis and Nashville, Tennessee terminals.

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Supplemental Information
Schedule of Selected Segment Financial Data, Pricing Statistics Impacting our Refining Segment, and Other Reconciliations of Amounts Reported Under U.S. GAAP

	Three Months Ended March 31, 2025
$ in millions (unaudited)	Refining	Logistics	Corporate, Other and Eliminations	Consolidated
Net revenues (excluding intercompany fees and revenues)	$2,518.3	$123.6	$—	$2,641.9
Inter-segment fees and revenues	90.0	126.3	(216.3)	—
Total revenues	$2,608.3	$249.9	$(216.3)	$2,641.9
Cost of sales	2,700.9	199.3	(194.6)	2,705.6
Gross margin	$(92.6)	$50.6	$(21.7)	$(63.7)

	Three Months Ended March 31, 2024
$ in millions (unaudited)	Refining	Logistics	Corporate, Other and Eliminations	Consolidated
Net revenues (excluding intercompany fees and revenues)	$2,921.6	$112.5	$—	$3,034.1
Inter-segment fees and revenues (1)	186.7	139.6	(232.4)	93.9
Total revenues	$3,108.3	$252.1	$(232.4)	$3,128.0
Cost of sales	3,067.1	180.6	(214.6)	3,033.1
Gross margin	$41.2	$71.5	$(17.8)	$94.9
(1) Intercompany fees and sales for the refining segment include revenues of $93.9 million during the three months ended March 31, 2024, to the Retail Stores, the operations of which are reported in discontinued operations.

Pricing Statistics	Three Months Ended March 31,
(average for the period presented)	2025	2024

WTI — Cushing crude oil (per barrel)	$71.47	$77.01
WTI — Midland crude oil (per barrel)	$72.52	$78.55
WTS — Midland crude oil (per barrel)	$71.95	$77.48
LLS (per barrel)	$74.35	$79.69
Brent (per barrel)	$74.98	$81.76

U.S. Gulf Coast 5-3-2 crack spread (per barrel) (1)	$16.97	$23.09
U.S. Gulf Coast 3-2-1 crack spread (per barrel) (1)	$16.11	$21.98
U.S. Gulf Coast 2-1-1 crack spread (per barrel) (1)	$12.20	$19.40

U.S. Gulf Coast Unleaded Gasoline (per gallon)	$1.98	$2.22
Gulf Coast Ultra-low sulfur diesel (per gallon)	$2.29	$2.62
U.S. Gulf Coast high sulfur diesel (per gallon)	$2.12	$1.95
Natural gas (per MMBTU)	$3.87	$2.10
(1)    For our Tyler and El Dorado refineries, we compare our per barrel refining product margin to the Gulf Coast 5-3-2 crack spread consisting of (Argus pricing) WTI Cushing crude, U.S. Gulf Coast CBOB gasoline and Gulf Coast ultra-low sulfur diesel. For our Big Spring refinery, we compare our per barrel refining margin to the Gulf Coast 3-2-1 crack spread consisting of (Argus pricing) WTI Cushing crude, U.S. Gulf Coast CBOB gasoline and Gulf Coast ultra-low sulfur diesel. For our Krotz Springs refinery, we compare our per barrel refining margin to the Gulf Coast 2-1-1 crack spread consisting of (Argus pricing) LLS crude oil, (Argus pricing) U.S. Gulf Coast CBOB gasoline and (Platts pricing) U.S. Gulf Coast Pipeline No. 2 heating oil (high sulfur diesel). The Tyler refinery's crude oil input is primarily WTI Midland and East Texas, while the El Dorado refinery's crude input is primarily a combination of WTI Midland, local Arkansas and other domestic inland crude oil. The Big Spring refinery’s crude oil input is primarily comprised of WTS and WTI Midland. The Krotz Springs refinery’s crude oil input is primarily comprised of LLS and WTI Midland.

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Other Reconciliations of Amounts Reported Under U.S. GAAP
$ in millions (unaudited)
	Three Months Ended March 31,
Reconciliation of gross margin to Refining margin to Adjusted refining margin	2025	2024
Gross margin	$(92.6)	$41.2
Add back (items included in cost of sales):
Operating expenses (excluding depreciation and amortization)	158.1	165.8
Depreciation and amortization	71.9	61.4
Refining margin	$137.4	$268.4
Adjusting items
Net inventory LCM valuation loss (benefit)	0.2	(8.8)
Other inventory impact (1)	26.2	(1.4)
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	(1.6)	9.0
Unrealized RINs hedging (gain) loss where the hedged item is not yet recognized in the financial statements	(5.5)	6.2
Intercompany lease impacts (1)	(30.8)	—
Total Adjusting items	(11.5)	5.0
Adjusted refining margin	$125.9	$273.4
(1) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section.

Calculation of Net (Cash) Debt	March 31, 2025	December 31, 2024
Long-term debt - current portion	$9.5	$9.5
Long-term debt - non-current portion	3,025.8	2,755.7
Total long-term debt	3,035.3	2,765.2
Less: Cash and cash equivalents	623.8	735.6
Net debt - consolidated	2,411.5	2,029.6
Less: DKL net debt	2,143.6	1,870.0
Net debt, excluding DKL	$267.9	$159.6

Investor/Media Relations Contacts:

investor.relations@delekus.com

Information about Delek US Holdings, Inc. can be found on its website (www.delekus.com), investor relations webpage (ir.delekus.com), news webpage (www.delekus.com/news) and its X account (@DelekUSHoldings).

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